Extracted of
Office and factory building
Leasing agreement

Party A:                      Mr. Li Jian Jun
Party B:                      Weifang Xinsheng Food Co., Ltd
•	Party B is agreed to lease a factory and office premise situated at Linghe industrial park, Anqiu City, Shandong province for a period of one year starting from January 1, 2009 to December 31, 2009.
•	Annual rental charge is RMB900,000 and is payable on December 31, 2009.
•	Party B is responsible for all repair and maintenance of the premise;
•	Party B is allowed to alter the structure of the building; and